                                                                    EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE                Contact:  Teri Schrettenbrunner
                                         Director of Corporate Communications
                                         (804) 287-6260


               C. STEPHENSON GILLISPIE, JR. ANNOUNCES RETIREMENT

         BRUCE V. THOMAS ELECTED PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      OF CADMUS COMMUNICATIONS CORPORATION

RICHMOND, Va. (May 11, 2000) - Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today announced that C. Stephenson Gillispie, 57, will retire as chairman, president and chief executive officer and as a director effective June 30, 2000. Bruce V. Thomas, 43, currently executive vice president and chief operating officer, has been elected to replace Gillispie as president and chief executive officer. Russell M. Robinson II, 68, has been elected to serve as nonexecutive chairman. Thomas will join the board as a director upon assuming his new executive responsibilities.

Russell M. Robinson II remarked, "The promotion of Bruce Thomas to president and chief executive officer upon Steve Gillispie's retirement follows the Company's plan of succession and serves very well to support our corporate growth strategy. Bruce has extensive knowledge of the business, has shown careful and sound judgment on both strategic and operating matters, and has proven exceptionally capable of managing a wide range of duties within the Company. We are confident he will provide effective leadership in achieving growth and profitability for Cadmus."

Robinson continued, "The board recognizes and expresses its appreciation for Steve's contributions over his 22-year career with Cadmus, including especially the last eight years as chief executive officer. His commitment and energies have been vital to the Company's ability to progress during a period of rapid, unprecedented change in the communications industry. He has led Cadmus into becoming the largest scientific, technical and medical publication services provider in the world. He retires with our thanks, friendship and best wishes."

Thomas has served as executive vice president and chief operating officer of Cadmus since November 1999. He had previously served as the Company's chief financial officer and general counsel since 1992. Prior to joining Cadmus, Thomas was a partner in corporate law with Mays & Valentine. He has a BA from Kenyon College and a JD from the University of North Carolina.

Robinson has served as a director of Cadmus since 1984 and as the Company's lead director since 1997. He serves as nonexecutive chairman of Caraustar Industries, Inc. and a director of Duke Energy Corporation.

C. Stephenson Gillispie, Jr. has served as chairman, president and chief executive officer of Cadmus since 1995, after having been with Cadmus since

1978. He formerly was president and chief executive officer of The William Byrd Press, Incorporated. Gillispie serves as a director of the First Union - VA/MD/DC Advisory Board, the American Red Cross, and the mid-Atlantic board of the American Heart Association.

Cadmus Communications Corporation provides end-to-end, integrated communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the largest provider in the world of production services to scientific, technical and medical journal publishers, the fourth largest publications printer in North America, and a leading national provider of specialty packaging products and services. Additional information about Cadmus is available at the Company's web site - www.cadmus.com.

                                      ###

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Information in this release relating to Cadmus' future prospects and performance are "forward-looking statements" and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to:
(1) the effective integration of recent acquisitions, (2) continuing competitive pricing in the markets in which the Company competes, (3) the gain or loss of significant customers or the decrease in demand from existing customers, (4) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (5) changes in the Company's product sales mix, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, (8) the ability of the Company to operate profitably and effectively with higher levels of indebtedness and (9) the ability to retain key employees and managers in light of lower-than-planned incentives and benefits.